Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-156493) and the Registration Statements on Form S-3 (Registration Nos. 333-148386, 333-149689 and 333-148390) of our report dated March 12, 2009 relating to the financial statements and effectiveness of internal control over financial reporting of AgFeed Industries, Inc. (the “Company”) which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended by Amendment No. 1.

/s/ Goldman Parks Kurland Mohidin LLP
Goldman Parks Kurland Mohidin LLP
Encino, California
May 5, 2009